UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 30, 2010

Feigeda Electronic Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53016	26-1357696 __________
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Building 66, Longwangmiao Industrial Park, Baishixia , Fuyong Street, Bao’an District,
Shenzhen City, Guangdong Province, P. R. China  518102
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    86-755-27759072

____________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On December 23, 2010, Feigeda Electronic Technology, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with WestPark Capital, Inc., as placement agent (the “Placement Agent”), and Immense Fortune Holdings Limited., relating to a proposed offering of common stock of the Company. A copy of the Placement Agency Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with entering into the Placement Agency Agreement, the Company entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which it agreed, either directly or indirectly, not to (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of common stock or such other securities convertible into, or exercisable or exchangeable for, shares of common stock, other than repurchases at cost or without cost pursuant to the terms of the Company’s option and restricted stock purchase agreements, in each case, beneficially owned or otherwise controlled by the Company on the date of the agreement or acquired thereafter or otherwise controlled, for a period beginning from the date of listing or quotation of the Company's common stock on either the New York Stock Exchange, NYSE Amex, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board (the “Listing Date”) and continuing to and including the date twenty-four (24) months after the Listing Date, without the prior written consent of WestPark; provided, however, that the Company may, without the prior written consent of WestPark, issue equity awards to employees of the Company pursuant to equity incentive plans approved by the board of directors and shareholders of the Company (provided that such grants do not exceed 7% of the outstanding shares, which includes the issuance of the shares issued in connection with the private placement).

On December 30, 2010, the Company entered into a Common Stock Purchase Agreement with each of Wu Zuxi, its Chief Executive Officer and Chairman of the Board, and Bu Falin, one of its directors (the “Purchase Agreements”).  As of December 30, 2010, the Company owed Mr. Wu a total of $982,022.00 and owed Mr. Bu and aggregate of $803.472.00.  Mr. Bu and Mr. Wu had each previously indicated to the Company that he desired to purchase shares of the Company’s common stock with the money each was owed.  Pursuant to their respective Purchase Agreements, Mr. Wu agreed to purchase an aggregate of 982,022 shares of the Company’s common stock and Mr. Bu agreed to purchase an aggregate of 803,472 shares of the Company’s common stock for $1.00 per share.  Upon Mr. Bu’s and Mr. Wu’s purchase of the shares, the debts owed to each of them will have been completely satisfied by the Company and extinguished in its entirety.

See Item 3.02, below, which is incorporated herein by reference, regarding the discussion of the subscription agreement relating to the private placement of 4,606,480 shares of the Company’s common stock.

The above descriptions of the Placement Agency Agreement, the Lock-Up Agreement, and the Purchase Agreements, are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 attached hereto, respectively.

Item 3.02            Unregistered Sales of Equity Securities.

On January 4, 2011, the Company conducted a closing of a private placement.  Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 4,606,480 shares of common stock, $0.0001 par value per share, at $1.00 per share, for gross proceeds of approximately $4.6 million (the “Private Placement).

The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving the Company’s securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

WestPark served as the placement agent for the Private Placement pursuant to the Placement Agency Agreement.  Pursuant to the Placement Agency Agreement, the Company paid WestPark a commission equal to 10.0% with a non-accountable fee of 4.0% of the gross proceeds from the Private Placement.  In addition, the Company paid WestPark a cash fee equal to $14,100 as a success for serviced provided in connection with the share exchange transaction that the Company conducted on December 16, 2010.

Pursuant to the subscription agreements entered into with each investor in the Private Placement, the Company agreed to file a registration statement covering the shares of common stock sold in the Private Placement within thirty (30) days of the final closing of the Private Placement pursuant to the subscription agreement entered into with each investor.  All of the original stockholders of the Company (the “Original Stockholders”) and the investors in the Private Placement entered into lock-up agreements pursuant to which they agreed that (i) if the proposed public offering that the Company expects to conduct is for $5 million or more, then the investors and the Original Stockholders would not be able to sell or transfer their shares until at least six (6) months after the public offering’s completion, and (ii) if the offering is for less than $5 million, then one-tenth (1/10th) of their shares would be released from the lock-up restrictions ninety days after the offering and there would be a pro rata release of the shares thereafter every thirty (30) days over the following nine (9) months.  WestPark, in its discretion, may also release some or all the shares from the lock-up restrictions earlier, however, (i) no early release shall be made with respect to Original Stockholders prior to the release in full of all such lock-up restrictions on shares of the common stock acquired in the Private Placement and (ii) any such early release shall be made pro rata with respect to all investors’ shares acquired in the Private Placement.

The above description of the subscription agreements is qualified in their entirety by reference to Exhibit 10.5, attached hereto.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2010, the Company entered into an employment agreement with Costas Takkas, its Chief Financial Officer, effective as of January 1, 2011.  The parties entered into an amendment to the employment agreement on January 4, 2011, effective as of January 1, 2011.  The initial term of the agreement is from January 1, 2011 to December 31, 2011.  The term of the agreement will automatically renew in one year terms unless either the Company or Mr. Takkas provides written notice of its or his intention not to renew the agreement at least three months prior to the expiration date of the then current term.

Pursuant to the terms of the agreement, Mr. Takkas receives an annual base salary of $96,000, which will be reviewed annually.  He will also receive such bonuses as the Company’s board of directors shall determine.  Mr. Takkas is entitled to six weeks paid vacation each calendar year.

Currently Mr. Takkas serves as the part-time chief financial officer of the Company due to his current employment with other entities.  Within five business days of his appointment as the Company’s full-time chief financial officer by the Company’s board of directors, Mr. Takkas agree to resign with immediate effectiveness from all other employment and/or officer positions with all other entities and to devote his full business time to his services as the full-time chief financial officer of the Company.  During the period of his service as the Company’s full-time chief financial officer, Mr. Takkas shall not: (i) engage in any other business activity, whether or not such business activity is pursued for gain or profit and including service as a director of any other company, except as approved in advance in writing by the Company, or (ii) accept or engage in any other employment, whether as an employee or consultant or in any other capacity, and whether or not compensated therefore.

The Company agreed to issue 50,000 shares of its common stock to Mr. Takkas (the “Initial Shares”), which shall vest on the 12-month anniversary of the effective date of the agreement. In the event of Mr. Takkas’ termination of the agreement for good reason (as such term is defined in the agreement) or the Company’s termination of the agreement for cause due to Mr. Takkas’ failure to comply with certain portions of the agreement, Mr. Takkas shall be entitled to keep such Initial Shares, subject to the vesting schedule.  As soon as practicable after Mr. Takkas’ appointment as the full-time chief financial officer and his resignation from all other employment and/or officer positions with all other entities, the Company agreed to grant 100,000 shares of common stock of the Company (the “Supplemental Shares”) to Mr. Takkas, with 50,000 of such Supplemental Shares to vest on the one year anniversary of the appointment as the full-time chief financial officer by the Company’s board of directors and 50,000 of such Supplemental Shares to vest on the two-year anniversary of the appointment as the full-time chief financial officer

The Company may terminate Mr. Takkas for cause (as such term is defined in the agreement) at any time upon written notice to Mr. Takkas.  The written notice must describe the events or actions constituting cause and provide Mr. Takkas with a reasonable period of time to cure such actions or events. The Company may not terminate Mr. Takkas for cause unless the date of termination occurs during the 120-day  immediately following the date that the events or actions constituting cause first became known to the Company’s board of directors.  If Mr. Takkas is terminated for cause, he will receive all accrued but unpaid base salary, any unpaid and unreimbursed expenses, any benefits provided under the Company’s benefit plans, an unpaid bonus, and rights to indemnification by virtue of his service as an officer of the Company (collectively, the “Accrued Obligations”).

Upon death or disability, Mr. Takkas is entitled to all of the items he would receive if the Company had terminated the agreement for cause, in addition to a severance payment equal to his annual salary in effect at the time of such termination, payable in either cash or common stock based on the five day weighted trading average ending on the termination date, at the discretion of the Company (the “Severance Payment”).  The Company will also continue to provide health benefits to Mr. Takkas’ covered dependents under the Company health plans in effect form time to time after Mr. Takkas’ death at the same cost applicable to dependents of active employees until one year after the termination date.

The Company may terminate the agreement at any time without cause upon thirty days’ written notice to Mr. Takkas.  Mr. Takkas may also terminate the agreement for good reason (as defined in the agreement) by providing the Company with thirty days’ written notice setting forth the event that constitutes good reason, which notice must be provided within 120 days of the occurrence of such event.  During the thirty day notice period, the Company may cure the event giving rise to the good reason.  If the Company terminates Mr. Takkas without cause or Mr. Takkas terminates the agreement for good reason (as defined in the agreement), Mr. Takkas will receive all of the Accrued Obligations, the Severance Payment, and the continuation of health benefits provided to Mr. Takkas and his covered dependents under the Company health plans as in effect from time to time after the date of the termination at the same cost applicable to active employees until the earlier of: (A) the expiration of one year after the termination date, or (B) the date Mr. Takkas commences employment with any person or entity and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Consultant to elect to continue his health insurance pursuant to COBRA (the “Termination Benefits”).

Mr. Takkas may terminate the agreement without good reason by providing the Company with thirty days’ written notice.  Upon his termination of the agreement without good reason, Mr. Takkas shall receive the Accrued Obligations.

If the agreement is terminated by the Company without cause or by Mr. Takkas for good reason during (x) the 6-month period preceding the date of a change in control (as that term is defined in the agreement) or (y) the two (2) year period immediately following a change in control, Mr. Takkas will receive the Accrued Obligations, the Severance Payment, and the Termination Benefits.

The above description of the employment agreement and the amendment thereto is qualified in its entirety by reference to Exhibits 10.6 and 10.7, attached hereto.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Placement Agency Agreement by and between the Company and WestPark Capital, Inc. dated as of December 23, 2010.
10.2	Lock-Up Agreement by and between the Company and WestPark Capital, Inc. dated as of December 23, 2010.
10.3	Common Stock Purchase Agreement by and between the Company and Wu Zuxi dated as of December 30, 2010.
10.4	Common Stock Purchase Agreement by and between the Company and Bu Falin dated as of December 30, 2010.
10.5	Form of Subscription Agreement by and among the Company, Legend Media Holdings HK Limited, Feigeda Electronic (SZ) Co., Ltd and investors.
10.6	Consulting Agreement by and between the Company and Costas Takkas dated December 22, 2010.
10.7	Amendment No. 1 to Consulting Agreement by and between the Company and Costas Takkas dated January 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feigeda Electronic Technology, Inc.

Date: January 10, 2010	By:	/s/ Wu Zuxi
	Name:	Wu Zuxi
	Title:	Chief Executive Officer